Exhibit 99.1

Velocity Express Management To Purchase 1,000,000 Treasury Shares

at $1.10, a 69% Premium to the June 15 Closing Price

WESTPORT, Conn. June 18, 2007 – Velocity Express Corporation (NASDAQ: VEXP—News), the nation’s largest provider of time definite regional delivery solutions, announced that members of management and its key advisors, led by its Chairman & Chief Executive Officer, President & Chief Operating Officer, Executive Vice President & Chief Financial Officer and Alvarez & Marsal Business Consulting LLC, will purchase one million (1,000,000) shares of Velocity Express Treasury Common Stock at the greater of $1.10 per share or the market price on the day prior to the purchase date. The Company expects to receive the proceeds over the next several weeks and purchases will be subject to the Company and the purchasers entering into customary documentation.

Velocity Express Chairman and CEO, Vince Wasik stated, “Velocity is poised to deliver improved EBITDA and working capital, and management as well as our advisors have expressed considerable interest and enthusiasm in participating more actively in the potential for equity appreciation. Management will purchase shares at a level consistent with the price of our last capital raise conducted in conjunction with the CD&L acquisition, and I will personally be the largest participant. Management’s purchase of shares at a level well above the current market price is obviously a vote of confidence in the future success of Velocity.”

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate. Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may never achieve or sustain profitability; we may not be successful in integrating CD&L and may fail to achieve the expected cost savings from the CD&L acquisition, including due to the challenges of combining the two companies, reducing overlapping functions, retaining key employees and other related risks; we may be unable to fund our future capital needs, and we may need funds sooner than anticipated; our large customers could reduce or discontinue using our services; we may be unable to successfully compete in our markets; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; we may not be able to satisfy the financial covenants contained in our credit agreement and indenture; risk relating to maintaining the financing under our credit agreement; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility is limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the proceeds to do so; our stock price is subject to fluctuation and volatility; future issuances, or the perception of future issuances, of our common stock may depress the price of the shares of our common stock; the issuance of additional equity securities could trigger the antidilution provisions of our outstanding preferred stock and warrants; and the risk of delisting from Nasdaq because, on May 17, 2007, the bid price of our common stock was below the Nasdaq requirement of $1 per share; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett

203-972-9200

jnesbett@institutionalms.com